Exhibit 99.2

PXRE	Consolidated Balance Sheets
Group Ltd.	(Dollars in thousands, except par value per share)

		March 31, 2006	December 31, 2005

		(Unaudited)

Assets	Investments:
	Fixed maturities, at fair value:
	Available-for-sale (amortized cost $704,687 and $1,212,299, respectively)	$696,733	$1,208,248
	Trading (cost $35,359 and $28,225, respectively)	34,812	25,796
	Short-term investments, at fair value	623,114	261,076
	Hedge funds, at fair value (cost $124,637 and $132,690, respectively)	144,894	148,230
	Other invested assets, at fair value (cost $2,216 and $2,806, respectively)	2,661	3,142

	Total investments	1,502,214	1,646,492
	Cash	17,241	14,504
	Accrued investment income	5,437	10,809
	Premiums receivable, net	166,247	217,446
	Other receivables	9,055	17,000
	Reinsurance recoverable on paid losses	13,797	4,223
	Reinsurance recoverable on unpaid losses	68,668	107,655
	Ceded unearned premiums	25,313	1,379
	Deferred acquisition costs	10,206	5,487
	Income tax recoverable	6,081	6,295
	Other assets	64,832	84,757

	Total assets	$1,889,091	$2,116,047

Liabilities	Losses and loss expenses	$1,010,038	$1,320,126
	Unearned premiums	58,254	32,512
	Subordinated debt	167,083	167,081
	Reinsurance balances payable	24,693	30,244
	Deposit liabilities	64,733	68,270
	Other liabilities	60,580	32,496

	Total liabilities	1,385,381	1,650,729

Shareholders'	Serial convertible preferred shares, $1.00 par value, $10,000 stated
Equity	value – 30 million shares authorized, 0.01 million and 0.01 million shares
	issued and outstanding, respectively	58,132	58,132
	Common shares, $1.00 par value – 350 million shares authorized,
	72.4 million and 72.3 million shares issued and outstanding,
	respectively	72,410	72,281
	Additional paid-in capital	875,228	875,224
	Accumulated other comprehensive loss	(8,314)	(5,468)
	Accumulated deficit	(486,900)	(527,349)
	Restricted shares at cost (0.5 million and 0.5 million shares, respectively)	(6,846)	(7,502)

	Total shareholders' equity	503,710	465,318

	Total liabilities and shareholders' equity	$1,889,091	$2,116,047

PXRE	Consolidated Statements of Income and Comprehensive Income
Group Ltd.	(Dollars in thousands, except per share amounts)

		Three Months Ended March 31,
		2006	2005

		(Unaudited)

Revenues	Net premiums earned	$77,087	$79,434
	Net investment income	17,912	10,442
	Net realized investment losses	(4,659)	(107)
	Fee income	191	211

		90,531	89,980

Losses and	Losses and loss expenses incurred	17,800	44,438
Expenses	Commission and brokerage	11,895	9,278
	Other reinsurance related expense	3,721	—
	Operating expenses	10,965	9,377
	Foreign exchange losses	927	598
	Interest expense	3,611	3,610

		48,919	67,301

	Income before income taxes and convertible preferred share dividends	41,612	22,679
	Income tax benefit	—	(64)

	Net income before convertible preferred share dividends	$41,612	$22,743

	Convertible preferred share dividends	1,163	3,369

	Net income to common shareholders	$40,449	$19,374

Comprehensive	Net income before convertible preferred share dividends	$41,612	$22,743
Income, Net	Net change in unrealized depreciation on investments	(7,628)	(7,347)
of Tax	Reclassification adjustments for losses included in net income	4,659	56
	Minimum additional pension liability	123	—

	Comprehensive income	$38,766	$15,452

Per Share	Basic:
	Income before convertible preferred share dividends	$0.58	$1.13
	Convertible preferred share dividends	(0.02)	(0.17)

	Net income to common shareholders	$0.56	$0.96

	Average shares outstanding (000's)	71,889	20,200

	Diluted:
	Net income	$0.54	$0.69

	Average shares outstanding (000's)	76,975	32,980

PXRE	Consolidated Statements of Shareholders' Equity
Group Ltd.	(Dollars in thousands)

		Three Months Ended March 31,
		2006	2005

		(Unaudited)

Convertible	Balance at beginning of period	$58,132	$163,871
Preferred Shares	Conversion of convertible preferred shares	—	(103,869)
	Dividends to convertible preferred shareholders	—	3,369

	Balance at end of period	$58,132	$63,371

Common Shares	Balance at beginning of period	$72,281	$20,469
	Issuance of common shares, net	129	8,177

	Balance at end of period	$72,410	$28,646

Additional	Balance at beginning of period	$875,224	$329,730
Paid-in Capital	Issuance of common shares, net	4	103,713
	Tax effect of stock options exercised	—	368

	Balance at end of period	$875,228	$433,811

Accumulated	Balance at beginning of period	$(5,468)	$(4,855)
Other	Change in unrealized losses on investments	(2,969)	(7,291)
Comprehensive	Change in minimum additional pension liability	123	—
Income

	Balance at end of period	$(8,314)	$(12,146)

(Accumulated	Balance at beginning of period	$(527,349)	$194,081
Deficit)/	Net income before convertible preferred share dividends	41,612	22,743
Retained Earnings	Dividends to convertible preferred shareholders	(1,163)	(3,369)
	Dividends to common shareholders	—	(1,234)

	Balance at end of period	$(486,900)	$212,221

Restricted Shares	Balance at beginning of period	$(7,502)	$(6,741)
	Issuance of restricted shares, net	(140)	(5,452)
	Amortization of restricted shares	796	889

	Balance at end of period	$(6,846)	$(11,304)

Total	Balance at beginning of period	$465,318	$696,555
Shareholders'	Conversion of convertible preferred shares	—	(103,869)
Equity	Issuance of common shares, net	133	111,890
	Restricted shares, net	656	(4,563)
	Unrealized depreciation on investments	(2,969)	(7,291)
	Minimum additional pension liability	123	—
	Net income before convertible preferred share dividends	41,612	22,743
	Dividends to convertible preferred shareholders	(1,163)	—
	Dividends to common shareholders	—	(1,234)
	Tax effect of stock options exercised	—	368

	Balance at end of period	$503,710	$714,599

PXRE	Consolidated Statements of Cash Flows
Group Ltd.	(Dollars in thousands)

		Three Months Ended March 31,
		2006	2005

		(Unaudited)

Cash Flows	Premiums collected, net of reinsurance	$142,658	$109,891
from Operating	Loss and loss adjustment expenses paid, net of reinsurance	(263,321)	(46,336)
Activities	Commission and brokerage paid, net of fee income	(8,995)	(18,704)
	Operating expenses paid	(13,141)	(10,945)
	Net investment income received	17,928	7,303
	Interest paid	(5,794)	(5,794)
	Income taxes recovered	214	7,186
	Trading portfolio purchased	(49,539)	(14,396)
	Trading portfolio disposed	40,121	—
	Deposit paid	(3,537)	(3,052)
	Other	(2,881)	(57)

	Net cash (used) provided by operating activities	(146,287)	25,096

Cash Flows	Fixed maturities available for sale purchased	(66,991)	(187,990)
from Investing	Fixed maturities available for sale disposed or matured	569,533	56,546
Activities	Hedge funds purchased	(4,000)	(105,352)
	Hedge funds disposed	13,116	98,805
	Other invested assets disposed	573	1,367
	Net change in short-term investments	(362,038)	110,481
	Receivable for securities	—	(11,860)
	Payable for securities	—	21,916

	Net cash provided (used) by investing activities	150,193	(16,087)

Cash Flows	Proceeds from issuance of common shares	257	3,129
from Financing	Cash dividends paid to common shareholders	—	(1,234)
Activities	Cash dividends paid to preferred shareholders	(1,163)	—
	Cost of shares repurchased	(263)	(561)

	Net cash (used) provided by financing activities	(1,169)	1,334

	Net change in cash	2,737	10,343
	Cash, beginning of period	14,504	15,668

	Cash, end of period	$17,241	$26,011

	Reconciliation of net income to net cash (used) provided by operating activities:
	Net income before convertible preferred share dividends	$41,612	$22,743
	Adjustments to reconcile net income to net cash (used) provided by
	operating activities:
	Losses and loss expenses	(310,086)	481
	Unearned premiums	1,807	34,172
	Deferred acquisition costs	(4,719)	(5,052)
	Receivables	77,259	(12,636)
	Reinsurance balances payable	(5,551)	3,965
	Reinsurance recoverable	29,414	(2,379)
	Income taxes	214	7,121
	Equity in earnings of limited partnerships	(5,872)	(4,403)
	Trading portfolio purchased	(49,539)	(14,396)
	Trading portfolio disposed	40,121	—
	Deposit liability	(3,537)	(3,052)
	Receivable on commutation	35,154	—
	Other	7,436	(1,468)

	Net cash (used) provided by operating activities	$(146,287)	$25,096